SCHEDULE A

Amended as of August 22, 2018

to the

EXPENSE LIMITATION AGREEMENT

dated February 28, 2017 between

THE ADVISORS’ INNER CIRCLE FUND III

and

BNP PARIBAS ASSET MANAGEMENT USA, INC. (f/k/a FISCHER FRANCIS TREES & WATTS, INC.)

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

Name of Fund	Share Class	Maximum Annual Operating Expense Limit	Initial Term End Date
BNP Paribas AM Absolute Return Fixed Income Fund	Institutional	0.35%	January 31, 2019
	Investor
	Retail
BNP Paribas AM Global Inflation-Linked Bond Fund	Institutional	0.25%	January 31, 2019
	Investor
	Retail
BNP Paribas AM Emerging Markets Equity Fund	Institutional	0.75%	January 31, 2019
	Investor
	Retail
BNP Paribas AM MBS Fund	Institutional	0.30%	January 31, 2019
	Investor
	Retail
BNP Paribas AM U.S. Small Cap Equity Fund	Institutional	0.75%	January 31, 2019
	Investor
	Retail
BNP Paribas AM Emerging Markets Total Return Fixed Income Fund	Institutional	0.30%	January 31, 2019
	Investor
	Retail
BNP Paribas AM U.S. Inflation-Linked Bond Fund	Institutional	0.25%	January 31, 2020
	Investor
	Retail

ACKNOWLEDGED AND ACCEPTED BY:

THE ADVISORS’ INNER CIRCLE FUND III		BNP PARIBAS ASSET MANAGEMENT USA, Inc.

By:	/s/ James Bernstein	By:	/s/ John Barletta
Name:	James Bernstein	Name:	John Barletta
Title:	Vice President & Assistant Secretary	Title:	Head of Wholesale Distribution